Exhibit 99(g)(5)

aMENDMENT NO. 5 TO ADMINISTRATION, BOOKKEEPING AND PRICING SERVICES AGREEMENT

THIS AMENDMENT is made as of November 29, 2018 (the “Amendment”) by and among CC Real Estate Income Master Fund; CC Real Estate Income Fund; CC Real Estate Income Fund-T; CC Real Estate Income Fund-T2; and CC Real Estate Income Fund-C, each organized as Delaware statutory trusts (the "Funds" and each, a "Fund"), and ALPS Fund Services, Inc., a Colorado corporation ("ALPS").

WHEREAS, the Funds are registered under the Investment Company Act of 1940, as amended ("1940 Act"), as closed-end management investment companies and are part of a master-feeder structure; and

WHEREAS, the Funds and ALPS entered into an Administration, Bookkeeping and Pricing Services Agreement effective January 9, 2017, as amended (the “Agreement”); and

WHEREAS, the Funds and ALPS wish to modify the Agreement to reflect the change in name of a party to the Agreement.

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

Each and every reference in the Agreement to

“CC Real Estate Income Fund-T2”

shall be changed, mutatis mutandis, respectively to

“CC Real Estate Income Fund-ADV”

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment as of the date first above written.

CC REAL ESTATE INCOME MASTER FUND

By:

Name: Frank V. Saracino
Title: Chief Financial Officer and Treasurer

CC REAL ESTATE INCOME FUND

By:

Name: Frank V. Saracino
Title: Chief Financial Officer and Treasurer

CC REAL ESTATE INCOME FUND-T

By:

Name: Frank V. Saracino
Title: Chief Financial Officer and Treasurer

CC REAL ESTATE INCOME FUND-ADV

By:

Name: Frank V. Saracino
Title: Chief Financial Officer and Treasurer

CC REAL ESTATE INCOME FUND-C

By:

Name: Frank V. Saracino
Title: Chief Financial Officer and Treasurer

ALPS FUND SERVICES, INC.

By:

Name: Rahul Kanwar
Title: Authorized Representative